SECURITIES AND EXCHANGE COMMISSION
               WASHINGTON, D.C. 20549
                       FORM 8-K
                    CURRENT REPORT


        Date of Report  (Date of earliest event reported)
                     February 4, 2004

                 SILVER BUTTE MINING COMPANY
(Exact name of registrant as specified in its charter)




     Idaho             1-5970             82-0263301
State of other       Commission         I.R.S. Employer
Jurisdiction of     file number        Identification No.
Incorporation


           520 Cedar Street, Sandpoint, ID  83864
          (Address of principal executive offices)


     Registrant's telephone number, including area code:
                     (208) 263-5154



(Former name or former address, if changed since last report)















ITEM 5.  OTHER EVENTS.

Approval of Merger

On February 4, 2004, at an annual meeting of the
shareholders, the Plan of Merger, adopted by the
Companys Board of Directors on December 11, 2003, was
approved by a majority of the shareholders.    The merger
will become effective upon the filing of the Articles of
Merger with the state of Nevada.   Upon the effective
date of the Merger, the Company will be merged with and into its Nevada subsidiary, which will be the surviving company. The name of the Company will become Silver Butte
Company. Each share of the Companys common stock currently issued and outstanding shall become one share of common stock of the Nevada subsidiary, Silver Butte
Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange
Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SILVER BUTTE MINING COMPANY

Date:     February 6, 2004

        /s/ Terry McConnaughey
By:  ________________________
       Terry McConnaughey, President